[LOGO] PHOENIX                                    PHOENIX LIFE INSURANCE COMPANY
                                                  A Stock Company

FLEXIBLE COMBINATION BENEFIT RIDER

This rider is a part of the contract to which it is attached in consideration of the application, if any, and the charges as shown in the rider specifications below. Except as stated in this rider, it is subject to all of the provisions contained in the contract. This rider takes effect on the Rider Date.

                              RIDER SPECIFICATIONS

Contract Number:                            [13000000]

Rider Date:                                 [August 1, 2008]

GMWB Option:                                [Single Life Option]

Rider Fee Percentage:                       [2.00%] per Rider Year

Maximum Rider Fee Percentage:               [2.75%] per Rider Year

Earliest Cancellation Date:                 [August 1, 2008]

Benefit Base on the Rider Date:             [$100,000.00]

Maximum Benefit Base Percentage:            [500%]

GMAB Waiting Period:                        [10 Years]

GMAB Calculation Table:                       Complete Rider Years
                                            Elapsed within each GMAB    Percentage of
                                                 Waiting Period        Premium Payment
                                            ------------------------   ---------------
                                                    [0 Years                 100%
                                                     1 Year                   90%
                                                     2 Years                  80%
                                                     3 Years                  70%
                                                     4 Years                  60%
                                                   5 - 8 Years                50%
                                                    9+ Years                  0%]

GMWB Automatic Step-Up Date:                [Each Rider Anniversary]

GMWB Benefit Base Multiplier:               [100%]

GMWB Benefit Base Multiplier Minimum Age:   The youngest Covered Person's
                                            attained age [70]

GMWB Roll-Up Percentage:                     Single Life   Spousal Life     Roll-Up
                                            Attained Age   Attained Age   Percentage
                                            ------------   ------------   ----------
                                                 [50             55          [4.0%
                                                  51             56           4.0%
                                                  52             57           4.5%
                                                  53             58           4.5%
                                                  54            59-60         5.0
                                                55-56            61           5.5
                                                  57             62           6.0
                                                  58             63           6.5
                                                  59             64           6.5
                                                  60             65           6.5
                                                 61+            66+]          6.5%]

GMWB Roll-Up Period:                        [Later of [10] Rider Years, measured
                                            from the Rider Date, or [10] Rider
                                            Years measured from the last Rider
                                            Anniversary on which a GMWB
                                            Automatic Step-Up occurred, not to
                                            exceed the Rider Anniversary
                                            following the date the youngest
                                            Covered Person attains the GMWB
                                            Maximum Roll-Up Age.]

[GMWB Maximum Roll-Up Age:                  The greater of age [80] and the
                                            youngest Covered Person's age on the
                                            Rider Date plus [10].]

GMWB Roll-Up Amount:

                               GMWB Roll-Up Table
--------------------------------------------------------------------------------
Rider Year                           GMWB Roll-Up Amount*
----------   -------------------------------------------------------------------
     1       The GMWB Roll-Up Amount is equal to the GMWB Roll-Up Percentage on the Rider Date multiplied by the Benefit Base on the Rider Date plus the GMWB Roll-Up Percentage on the Rider Date multiplied by sum of all Subsequent Premium Payments received during the first
             Rider Year.

     2+ [The GMWB Roll-Up Amount is equal to the GMWB Roll-Up Percentage as of the Rider Anniversary multiplied by the GMWB Benefit Base on the prior Rider Anniversary.]

GMWB Benefit Eligibility Age:               Attained age [60]

Non-Lifetime Annual Benefit Percentage:     [7%]

Lifetime Annual Benefit Percentage:                           Lifetime
                                            [Single Life   Annual Benefit
                                            Attained Age     Percentage
                                            ------------   --------------
                                                < 60               0%
                                                60-74            5.0%
                                                75-84            6.0%
                                                 85+             7.0%]

Asset Allocation Model on Rider Date:       [IBBOTSON CONSERVATIVE PORTFOLIO]

[* See Roll-Up Feature section for effect of (i) withdrawals and (ii) expiry of the Roll-Up Period, on the Roll-Up Amount.]

DEFINITIONS

The term "Covered Person(s)" means the person(s) whose life is used to determine the duration of lifetime payments under the GMWB. A Covered Person must be a natural person.

     For the Single Life Option, Covered Person can be one or more lives. If there is one natural person owner, then the owner is the Covered Person. If there are multiple natural person owners, all owners are Covered Persons. If the owner is a non-natural person, all annuitants named in the contract become the Covered Persons. This rider terminates upon the first death of any Covered Person.

     For the Spousal Life Option, Covered Persons must be two legal spouses under federal Law. If there is one natural person owner, the owner and the owner's spouse must be the Covered Persons. The spouse must be the sole beneficiary. If there are two spousal owners, the Covered Persons are the spousal owners, and they must both be each other's beneficiary. If there are multiple non-spousal owners, or if the owner is a non-natural person, the Spousal Life Option is not allowed. This rider terminates upon the death of the surviving Covered Person.

The term "GMWB Benefit Eligibility Date" means the date your Lifetime Annual Benefit Amount becomes available to you subject to your elected GMWB Option. The GMWB Benefit Eligibility Date is the later of the Rider Date and the date the youngest Covered Person attains the applicable GMWB Benefit Eligibility Age, shown in the rider specifications. For the Spousal Life Option, if either spouse dies prior to the GMWB Benefit Eligibility Date, the GMWB Benefit Eligibility Date will be reset to be the later of the date of the first spousal death, and the date the surviving spouse attains the GMWB Benefit Eligibility Age.

The term "GMWB Option" means the Guaranteed Minimum Withdrawal Benefit options provided under this rider. The GMWB Option you elect cannot be changed after the Rider Date.

     Single Life Option

     Payments under the Single Life Option cover only one life, and will continue until the first death of the Covered Person(s). Under the Single Life Option, all Covered Persons must be living on the date we make the first lifetime payment, if you choose lifetime payments when the Contract Value is reduced to zero.

     Spousal Life Option

     Payments under the Spousal Life Option cover two spousal lives, and will continue until the death of the surviving Covered Person. The requirements for Covered Persons, as specified above, must be satisfied in order to elect this option. Under the Spousal Life Option, at least one of the Covered Persons must be living on the date we make the first lifetime payment, if you choose lifetime payments when the Contract Value is reduced to zero.

The term "Required Minimum Distribution" (RMD) means the amount defined by the Internal Revenue Code as the minimum lifetime distribution requirement that applies to the contract associated with this rider only.

The term "Rider Anniversary" means the same day and month of each year as the Rider Date. If the day does not exist in a month, the last day of the month will be used. For purposes of calculating the GMWB Benefit Base on the first Rider Anniversary, the Rider Date will be considered a Rider Anniversary.

The term "Rider Date" means the date shown in the rider specifications. Any charges for this rider are calculated from the Rider Date. Rider Years, Rider Months, and Rider Anniversaries are determined from the Rider Date.

The term "Rider Year" means, with respect to the first Rider Year, the one-year period beginning on the Rider Date up to, but not including, the first Rider Anniversary. Each subsequent Rider Year is the one-year period beginning on a Rider Anniversary up to, but not including, the next Rider Anniversary.

The term "Subsequent Premium Payments" means premium payments received subsequent to the Rider Date, excluding premium payments received on any Rider Anniversary, and excluding any premium bonus payments or premium enhancements received while the rider is in effect.

OVERVIEW Subject to the terms and conditions described herein, this rider provides for (i) a Guaranteed Minimum Withdrawal Benefit, (ii) a Guaranteed Minimum Accumulation Benefit, and (iii) an optional Guaranteed Minimum Death Benefit, each described below. You may not assign your rights or interest in this rider without our prior written approval. If you do so, the rider will immediately terminate without value. You are only permitted to assign your rights or interest in this rider after receiving our prior written approval.

Asset Allocation and Strategic Programs

We require that the entire Contract Value be invested in accordance with an approved asset allocation or strategic program. Our asset allocation and strategic programs do not include the Guaranteed Interest Account (GIA). Therefore, you may not allocate funds into the GIA while this rider is in effect. Transfers to reallocate the Contract Value in order to comply with such restrictions will not count toward the annual transfer limit under the terms of your contract. Failure to remain in an approved asset allocation or strategic program will result in the termination of this rider without value. If the rider terminates for this reason, we will provide you with notice that the rider has terminated. You will have 30 days to request transfer back into an approved asset allocation or strategic program in order to reinstate the rider.

Contract Values invested in accordance with an approved asset allocation or strategic program will be rebalanced to their original allocation percentages regularly. The frequency of rebalancing depends on the program selected by you on the Rider Date, or as later changed. The rebalancing frequency can be monthly, quarterly, semi-annually, or annually depending on the program. If you have any questions about the rebalancing of your specific program or the frequency at which it is rebalanced, please contact us. You will be provided with additional information about your specific program.

Adjustment for Misstatement of Age

If the age of any Covered Person has been misstated, the GMWB Benefit Base, Lifetime Annual Benefit Amount and Non-Lifetime Annual Benefit Amount will be adjusted based on such Covered Person's correct age. Any overpayment(s) and underpayment(s) made by Us will be charged or credited against future payments to be made under the contract. We will charge interest on any overpayments and credit interest on any underpayments at an effective annual rate of 6%.

Benefit Base on the Rider Date

If the Rider Date is equal to the Contract Date, the Benefit Base on the Rider Date will be equal to the initial premium payment, excluding any bonus or premium enhancement. If the Rider Date is not equal to the Contract Date, the Benefit Base on the Rider Date will be equal to the Contract Value on the Rider Date.

Maximum Benefit Base

The Maximum Benefit Base is equal to the sum of (i), (ii) and (iii) where:

     (i) = the Maximum Benefit Base Percentage multiplied by Benefit Base on the Rider Date;
     (ii) = the Maximum Benefit Base Percentage multiplied by any Subsequent Premium Payments received during the first Rider Year; and
     (iii) = 100% of premium payments, excluding any premium bonus payments or premium enhancements, received after the first Rider Year.

The GMAB Benefit Base and GMWB Benefit Base may never exceed the Maximum Benefit Base.

              (i) Guaranteed Minimum Accumulation Benefit ("GMAB")

The GMAB component of this rider guarantees a return of a specified percentage of premiums after each GMAB Waiting Period, subject to the terms and conditions of this rider. On the first day following the end of each GMAB Waiting Period, if the GMAB Benefit Base is greater than your Contract Value, after all fees have been deducted, we will increase the Contract Value to equal the GMAB Benefit Base.

GMAB Waiting Period

The GMAB Waiting Period is shown in the rider specifications. The GMAB Waiting Period represents the period of time that must elapse in order to qualify for benefits under the GMAB component of this rider. The initial GMAB Waiting Period is measured from the Rider Date. Each subsequent GMAB Waiting Period begins on the first day following expiry of the immediately preceding GMAB Waiting Period. In the event you elect a GMAB Step-Up, however, a new GMAB Waiting Period will begin, measured from the effective date of the most recent GMAB Step-Up. Each new GMAB Waiting Period supersedes the previous GMAB Waiting Period.

Elective GMAB Step-Up

You may elect to increase, or "step-up" the GMAB Benefit Base on any Rider Anniversary that the Contract Value then in effect is greater than the GMAB Benefit Base then in effect. Such increase is referenced as a "GMAB Step-Up." If you elect the GMAB Step-Up, the GMAB Benefit Base will be increased to equal the Contract Value then in effect, and a new GMAB Waiting Period will begin. We must receive notice from you no later than 7 days prior to the Rider Anniversary in order for the GMAB Step-Up to occur. If the GMWB Automatic Step-Up has been suspended, you may not elect the GMAB Step-Up.

GMAB Benefit Base

We determine the GMAB Benefit Base. The GMAB Benefit Base is used to determine any additional amount that may be added to the Contract Value at the end of each GMAB Waiting Period. On the Rider Date, the GMAB Benefit Base is equal to the Benefit Base on the Rider Date, as shown in the rider specifications. Thereafter, the GMAB Benefit Base is recalculated whenever any of the following events occur, but in no event will the GMAB Benefit Base be greater than the Maximum Benefit Base. The GMAB Benefit Base will be set equal to zero on the date the Contract Value is reduced to zero.

Premium Payments Received After the Rider Date

On the date any premium payment is received after the Rider Date, the GMAB Benefit Base will be increased by an amount equal to such premium payment, excluding any premium bonus payments or premium enhancements, multiplied by the applicable Percentage of Premium Payment, as shown in the GMAB Calculation Table in the rider specifications, based on the number of years elapsed within the GMAB Waiting Period then in effect.

Elective GMAB Step-Up

The GMAB Benefit Base will be recalculated whenever you elect a GMAB Step-Up, as described in the Elective GMAB Step-Up provision above.

First Day Following the End of Each GMAB Waiting Period

On the first day following the end of each GMAB Waiting Period, if the GMAB Benefit Base is less than the Contract Value, the GMAB Benefit Base will be set equal to the Contact Value, after all fees have been deducted.

Date of Each Withdrawal

The GMAB Benefit Base will be reduced in the same proportion as the Contract Value is reduced by each withdrawal. Such reduction will be effective on the date of withdrawal.

               (ii) Guaranteed Minimum Withdrawal Benefit ("GMWB")

The GMWB component of this rider provides for a guaranteed minimum withdrawal benefit subject to the terms and conditions of this rider. You must elect either the Single Life Option or the Spousal Life Option, as defined above, on the Rider Date and cannot change your election after the Rider Date. The rider also provides for a lifetime and non-lifetime GMWB. An election between the lifetime and non-lifetime benefit is not required unless the Contract Value is reduced to zero. At that time, if you choose the non-lifetime benefit, payments will continue until the GMWB Benefit Base is reduced to zero. If you choose the lifetime benefit, payments will continue until the first death of any Covered Person for the Single Life Option or the death of the surviving Covered Person for the Spousal Life Option.

Non-Lifetime Annual Benefit Percentage

The Non-Lifetime Annual Benefit Percentage is used to determine the Non-Lifetime Annual Benefit Amount and is shown in the rider specifications.

Lifetime Annual Benefit Percentage

The Lifetime Annual Benefit Percentage is used to determine the Lifetime Annual Benefit Amount. It is based on attained age of the youngest Covered Person on the later of the date of the first withdrawal and the GMWB Benefit Eligibility Date and is shown in the Lifetime Annual Benefit Percentage Table in the rider specifications.

The Non-Lifetime Annual Benefit Amount

If your Contract Value is greater than zero, the Non-Lifetime Annual Benefit Amount represents the maximum amount you can withdraw each Rider Year without reducing your Non-Lifetime Annual Benefit

Amount. If your Contract Value is reduced to zero and the non-lifetime benefit is elected, the Non-Lifetime Annual Benefit Amount represents the annual amount we will pay you until the GMWB Benefit Base is reduced to zero.

On the Rider Date, the Non-Lifetime Annual Benefit Amount is equal to the Non-Lifetime Annual Benefit Percentage multiplied by the GMWB Benefit Base. Thereafter, the Non-Lifetime Annual Benefit Amount is recalculated as follows:

Each Rider Anniversary where a GMWB Automatic Step-Up or GMWB Roll-Up Occurs

The Non-Lifetime Annual Benefit Amount is equal to the greater of:

     .    the Non-Lifetime Annual Benefit Amount then in effect; and
     . the Non-Lifetime Annual Percentage multiplied by the GMWB Benefit Base then in effect.

Premium Payments Received After the Rider Date

Prior to any withdrawals, the Non-Lifetime Annual Benefit Amount will be increased by the Non-Lifetime Annual Benefit Amount Percentage multiplied by the dollar amount of each premium payment, excluding any premium bonus payments or premium enhancements, received after the Rider Date. Any increase will be effective on the date of receipt of such premium payments.

The Date of Any Non-Lifetime Excess Withdrawal

If a withdrawal causes the cumulative withdrawals during a Rider Year to exceed the Non-Lifetime Annual Benefit Amount, the withdrawal amount in excess of the Non-Lifetime Annual Benefit Amount and any subsequent withdrawals during the Rider Year are all considered non-lifetime excess withdrawals.

Each non-lifetime excess withdrawal will reduce the Non-Lifetime Annual Benefit Amount in the same proportion as the Contract Value is reduced.

For IRA and qualified plan contracts, cumulative withdrawals during a Rider Year will be considered non-lifetime excess withdrawals only if they exceed the greatest of (a), (b) and (c), where:

     (a) = the current Non-Lifetime Annual Benefit Amount;
     (b) = the RMD for the 1st calendar year during the Rider Year; and
     (c) = the RMD for the 2nd calendar year during the same Rider Year.

The Lifetime Annual Benefit Amount

If your Contract Value is greater than zero, the Lifetime Annual Benefit Amount represents the maximum amount you can withdraw each Rider Year without reducing your Lifetime Annual Benefit Amount. If your Contract Value is reduced to zero and the lifetime benefit is elected, the Lifetime Annual Benefit Amount represents the annual amount we will pay you if all Covered Persons are living (Single Life Option) or at least one Covered Person is living (Spousal Life Option).

Prior to the GMWB Benefit Eligibility Date, the Lifetime Annual Benefit Amount is equal to zero. The Lifetime Annual Benefit Amount is first calculated on the later of the date of the first withdrawal and the GMWB Benefit Eligibility Date. If the Lifetime Annual Benefit Amount is first calculated on the GMWB Benefit Eligibility Date (as a result of a withdrawal prior to the GMWB Benefit Eligibility Date), the Lifetime Annual Benefit Amount equals the Lifetime Annual Benefit Percentage multiplied by the lesser of the GMWB Benefit Base and the Contract Value. Otherwise, the Lifetime Annual Benefit Amount equals the Lifetime Annual Benefit Percentage multiplied by the GMWB Benefit Base. The Lifetime Annual Benefit Amount is recalculated as follows:

Each Rider Anniversary where a GMWB Automatic Step-Up Occurs

The Lifetime Annual Benefit Amount is equal to the greater of:

     .    The current Lifetime Annual Benefit Amount; and
     .    The Lifetime Annual Percentage multiplied by the GMWB Benefit Base.

The Date of Any Lifetime Excess Withdrawal

If a withdrawal causes the cumulative withdrawals during a Rider Year to exceed the Lifetime Annual Benefit Amount, the withdrawal amount in excess of the Lifetime Annual Benefit Amount and any subsequent withdrawals during the Rider Year are all considered lifetime excess withdrawals.

Each lifetime excess withdrawal will reduce the Lifetime Annual Benefit Amount in the same proportion as the Contract Value is reduced.

For IRA and qualified plan contracts, cumulative withdrawals during a Rider Year will only be considered lifetime excess withdrawals if they exceed the greatest of (a), (b) and (c), where:

(a) = the current Lifetime Annual Benefit Amount;
(b) = the RMD for the 1st calendar year during the Rider Year; and
(c) = the RMD for the 2nd calendar year during the same Rider Year.

GMWB Benefit Base

We determine the GMWB Benefit Base. The GMWB Benefit Base is used in calculating the Lifetime and Non-Lifetime Annual Benefit Amount. On the Rider Date, the GMWB Benefit Base is equal to the Benefit Base on the Rider Date. Thereafter, the GWMB Benefit Base is recalculated whenever any of the following events occur, but in no event will the GMWB Benefit Base be greater than the Maximum Benefit Base.

Premium Payments Received After the Rider Date

If no withdrawals have been made from the contract, the GMWB Benefit Base will be increased by the dollar amount of each premium payment, excluding any premium bonus payments or premium enhancements, received after the Rider Date. Any increase in GMWB Benefit Base will be effective on the date of receipt of such premium payments.

Each Rider Anniversary During the GMWB Roll-Up Period

If no withdrawals have been made from the contract, the GMWB Benefit Base will be set equal to the greatest of the following:

     . the Contract Value then in effect, after all fees are deducted, provided the GMWB Automatic Step-Up feature has not been suspended;
     .    the GMWB Benefit Base then in effect; and
     .    the sum of (i) the GMWB Benefit Base on the prior Rider Anniversary,
          (ii) the GMWB Roll-Up Amount for prior Rider Year, and (iii) Subsequent Premium Payments received during the prior Rider Year.

The Rider Anniversary Immediately Following the End of the GMWB Roll-Up Period

If the GMWB Benefit Base Multiplier Minimum Age has not yet been attained and no withdrawals have been made from the contract, the GMWB Benefit Base will be set equal to the greatest of the following:

     . the Contract Value then in effect, after all fees have been deducted, provided the Automatic Step-Up feature has not been suspended;
     .    the GMWB Benefit Base then in effect; and
     .    the sum of (i) the GMWB Benefit Base on the prior Rider Anniversary,
          (ii) the GMWB Roll-Up Amount for the prior Rider Year, and (iii) Subsequent Premium Payments received during the prior Rider Year.

The Rider Anniversary Immediately Following the End of the GMWB Roll-Up Period

If the GMWB Benefit Base Multiplier Minimum Age has been attained and no withdrawals have been made from the contract, the GMWB Benefit Base will be set equal to the greatest of the following:

     . the Contract Value then in effect, after all fees have been deducted, provided the GMWB Automatic Step-Up has not been suspended;
     .    the GMWB Benefit Base then in effect;
     . the GMWB Benefit Base Multiplier multiplied by the sum of (a) and (b) where;
          a = the Benefit Base on the Rider Date
          b = the Subsequent Premium Payments received during the first Rider
              Year;
     .    the sum of (i) the GMWB Benefit Base on the prior Rider Anniversary,
          (ii) the GMWB Roll-Up Amount for the prior Rider Year, and (iii) the Subsequent Premium Payments received during the prior Rider Year.

The Rider Anniversary Immediately Following the Date that the GMWB Benefit Base Multiplier Minimum Age has been attained

If the GMWB Roll-Up Period has ended and no withdrawals have been made from the contract, the GMWB Benefit Base will be set equal to the greatest of the following:
     . the Contract Value then in effect, after all fees have been deducted, provided the GMWB Automatic Step-Up feature has not been suspended;
     .    the GMWB Benefit Base then in effect;
     . the GMWB Benefit Base Multiplier multiplied by the sum of (a) and (b); where:
          a = the Benefit Base on the Rider Date
          b = all Subsequent Premium Payments received during the first Rider
              Year.

Each Rider Anniversary Following the Earlier of (a) or (b), where:
          a = the date of the first withdrawal, and b = the Rider Anniversary immediately following the end of the GMWB
              Roll-Up Period

The GMWB Benefit Base will be set equal to the greater of the following:
     . the Contract Value then in effect, after all fees have been deducted, provided the GMWB Automatic Step-Up has not been suspended; and
     .    the GMWB Benefit Base then in effect.

Each GMWB Automatic Step-Up Date (other than on a Rider Anniversary)

The GMWB Benefit Base will be set equal to the greater of the following:
          .    the Contract Value then in effect, after all fees have been deducted, provided the GMWB Automatic Step-Up feature has not been suspended; and
          .    the GMWB Benefit Base then in effect.

Withdrawals

     . If cumulative withdrawals in any Rider Year are less than or equal to the greater of (i) and (ii), where:

          (i)  the Non-Lifetime Annual Benefit Amount then in effect and;

          (ii) the Lifetime Annual Benefit Amount then in effect,

          the GMWB Benefit Base will be reduced by the dollar amount of each withdrawal.

     . If a withdrawal causes the cumulative withdrawals during a Rider Year to exceed the greater of the Non-Lifetime Annual Benefit Amount and the Lifetime Annual Benefit Amount, the amount withdrawn in excess of such amount and any subsequent withdrawals in that Rider Year are all considered excess withdrawals. Each excess withdrawal will reduce the GMWB Benefit Base in the same proportion as the Contract Value is reduced by the excess withdrawal.

     . For IRA and qualified plan contracts, cumulative withdrawals during a Rider Year will be considered excess withdrawals only if they exceed the greatest of (a), (b) and (c) where:
          (a) = the greater of the current Non-Lifetime Annual Benefit Amount and the Lifetime Annual Benefit Amount;
          (b) = the RMD for the 1st calendar year during the Rider Year; and
          (c) = the RMD for the 2nd calendar year during the same Rider Year.

Non-Lifetime Payments After the Contract Value is Reduced to Zero

The GMWB Benefit Base will be reduced by the amount of each non-lifetime payment, if non-lifetime payments are elected after the Contract Value is reduced to zero.

[GMWB Roll-Up Feature

The GMWB Roll-Up feature has the potential to increase your GMWB Benefit Base. The GWMB Roll-Up feature is not available if withdrawals have been made. On each Rider Anniversary during the GMWB Roll-Up Period, if no withdrawals have been made, we will calculate the GMWB Roll-Up Amount in accordance with the GMWB Roll-Up Table and GMWB Roll-Up Period as shown in the rider specifications. Once withdrawals have been made or upon expiry of the GMWB Roll-Up Period, the GMWB Roll-Up feature is no longer available and the GMWB Roll-Up Amount is equal to zero.]

GMWB Roll-Up Percentage

The GMWB Roll-Up Percentage is first calculated on the Rider Date based on the age of the youngest Covered Person on the Rider Date. If there have been no withdrawals, the GMWB Roll-Up Percentage is recalculated on the date of any GMWB Automatic Step-Up based on the attained age of the youngest Covered Person on the date of the GMWB Automatic Step-Up.

GMWB Automatic Step-Up

The GMWB Automatic Step-Up feature has the potential to increase your GMWB Benefit Base. On each GMWB Automatic Step-Up Date, we will compare the Contract Value, after deduction of all fees, to the GMWB Benefit Base then in effect. If the Contract Value, after deduction of all fees, is greater than the GMWB Benefit Base, we will automatically increase, or "step-up" the GMWB Benefit Base to equal the Contract Value, subject to the Maximum Benefit Base. If, however, the Automatic Step-Up has been suspended as described in the Rider Fee section, no GMWB Automatic Step-Up will occur.

Contract Value Reduced to Zero

On the date the Contract Value is reduced to zero, all rights under the contract and this rider terminate other than as described below. In addition, on the date the Contract Value is reduced to zero, if the GMWB Benefit Base is greater than zero, you must choose between receiving the remaining non-lifetime payments equal to the Non-Lifetime Annual Benefit Amount and receiving lifetime payments equal to the Lifetime Annual Benefit Amount.

If you choose the non-lifetime payments, payments will continue until the GMWB Benefit Base is reduced to zero. The GMWB Benefit Base will be reduced by the amount of each non-lifetime payment. If you choose the lifetime payments, payments will continue until the death of the first Covered Person for the Single Life Option or the death of the second Covered Person for the Spousal Life Option. We will make monthly payments equal to one-twelfth of the Lifetime Annual Benefit Amount or Non-Lifetime Annual Benefit Amount, depending on your election, beginning one month after the Contract Value is reduced to zero. We may, at our discretion, permit or require other payment frequencies subject only to our minimum amount per payment requirement.

Maximum Maturity Date

If your Contract Value is greater than zero and you cannot extend the maturity date of the base contract any later, you have the option to exchange the Contract Value for lifetime payments equal to the Lifetime Annual Benefit Amount or non-lifetime payments equal to the Non-Lifetime Annual Benefit Amount in lieu of applying the Contract Value to one of the annuity payment options offered under the base contract.

Rider Fee

After the Rider Date, the rider fee will be deducted from the Contract Value on each Rider Anniversary. The rider fee is equal to the Rider Fee Percentage, then in effect, multiplied by the greatest of:
     1. the GMAB Benefit Base
     2. the GMWB Benefit Base
     3. the Contract Value.

The Rider Fee Percentage is based on the investment option shown on the rider specifications page. The rider fee is calculated and deducted after any applicable GMWB Roll-Up, and before any applicable GMWB Automatic Step-Up or GMAB Elective Step-Up. Unless we agree otherwise, the rider fee will be deducted proportionally from each investment option.

If you surrender the contract on a date other than on the Rider Anniversary, we will deduct a proportional rider fee from the amount paid upon surrender. If you cancel this rider, we will assess the current year rider fee at the time of cancellation prorated by the time elapsed for the Contract Year. Past rider fees will not be refunded.

The rider fee will not be deducted after the Contract Value is reduced to zero. If the Rider Fee is greater than the sum of the Contract Values in each investment option, We will waive the excess of the Rider Fee over the sum of the Contract Values in the investment options. The Rider Fee will not be charged if the contract continues after this rider terminates.

The Rider Fee Percentage will vary depending on whether you elect the Single Life Option or Spousal Life Option and depending on which Approved Asset Allocation Model(s) you are invested in each Rider Year. You may transfer funds among different Asset Allocation Models but the Rider Fee Percentage may change depending upon the Asset Allocation Model(s) you choose. If you are invested in more than one Asset Allocation Model in a Rider Year and the Rider Fee Percentages vary between models, you will be charged the highest Rider Fee Percentage of all models in which you were invested in that Rider Year.

In addition, we may increase the Rider Fee Percentage on any GMWB Automatic Step-Up Date or GMAB Elective Step-Up Date, but the Rider Fee Percentage will never exceed the Maximum Rider Fee Percentage as shown in the rider specifications. Should there be an increase in the Rider Fee Percentage as a consequence of a GMWB Automatic Step-Up, we will notify you at least 30 days prior to each GMWB Automatic Step-Up Date. You can decline the GMWB Automatic Step-Up to avoid the fee increase by notifying us in writing no later than 7 days prior to the GMWB Automatic Step-Up Date. Such Automatic Step-Up will not go into effect, and the GMWB Automatic Step-Up feature will be suspended immediately. The Rider Fee Percentage will not change as a result of your decision to suspend the GMWB Automatic Step-Up. Once your GMWB Automatic Step-Up is suspended you will no longer be eligible for future GMWB Automatic Step-Ups unless we receive your written request to reactivate the Automatic Step-Up feature. After we receive your written request for reactivation, the GMWB Automatic Step-Up feature will resume on the next GMWB Automatic Step-Up Date and the Rider Fee Percentage, then in effect, will apply.

Termination of Rider

Any of the following events will result in termination of the rider without value:
     1.   the date there is a change in any Covered Person;
     2. the date of any commencement of annuity payments under an annuity payment option as described in the base contract;
     3.   the date the contract, to which the rider is attached, terminates;
     4. the date the owner elects, in writing, to terminate or cancel the rider after the Earliest Cancellation Date;
     5. the date that any portion of the Contract Value is no longer invested in one of the Approved Asset Allocation Models;
     6. the date the Contract Value and GMWB Benefit Base are both reduced to zero if the Non-Lifetime Annual Benefit Amount payments have been selected;
     7. the date of death of any Covered Person under the Single Life Option, or the date of death of the surviving Covered Person under the Spousal Life Option if the Contract Value has been reduced to zero and Lifetime Annual Benefit Amount Payments have been selected; or
     8.   The date you assign any rights or interest in this rider.

Examples

Rider Date:                      12/18/2008
Age of Youngest Covered Person
on the Rider Date:               58
GMWB Roll-Up Percentage:         6.5%
GMWB Benefit Eligibility Age:    60 (Coincides with 12/18/2010)
Benefit Base on Rider Date:      $500,000

Example 1

Calculate the GMWB Benefit Base, the Lifetime Annual Benefit Amount, Non-Lifetime Annual Benefit Amount and the GMAB Benefit Base on the Rider Date.

GMWB Benefit Base = $500,000 (Benefit Base on the Rider Date)

The Lifetime Annual Benefit Amount is equal to zero prior to reaching the GMWB Benefit Eligibility Age.

The Non-Lifetime Annual Benefit Amount is equal to the Non-Lifetime Annual Benefit Percentage (7%) multiplied by the GMWB Benefit Base or 7% x $500,000 = $35,000.

The GMAB Benefit Base is equal to $500,000 (Benefit Base on the Rider Date).

Example 2

Assume $50,000 withdrawal on 12/20/2009. Assume the Contract Value prior to the withdrawal is equal to $425,000. Calculate the GMWB Benefit Base, the Lifetime Annual Benefit Amount, Non-Lifetime Annual Benefit Amount and the GMAB Benefit Base.

On 12/18/2009, the GMWB Benefit Base equals $532,500 = $500,000 x (1 + 6.5%).
Due to the withdrawal, the GMWB Benefit Base will be reduced dollar-for-dollar for the withdrawal up to the greater of the Lifetime Annual Benefit Amount and the Non-Lifetime Annual Benefit Amount (Max ($0, $35,000)) and then in the same proportion as the Contract Value is reduced by the excess withdrawal. Therefore, the GMWB Benefit Base is first reduced by $35,000 dollar for dollar ($532,500 - $35,000 = $497,500). The Contract Value prior to the excess withdrawal was $425,000 - $35,000 = $390,000. The $15,000 excess withdrawal reduces the
Contract Value by $15,000 / $390,000 = 3.85%. Therefore, the GMWB Benefit Base is further reduced by $497,500 x 3.85% = $19,135. The new GMWB Benefit Base is equal to $497,500 - $19,135 = $478,365.

The Lifetime Annual Benefit Amount equals zero prior to reaching the GMWB Benefit Eligibility Age.

The amount withdrawn in excess of the Non-Lifetime Annual Benefit Amount is $50,000 - $35,000 = $15,000. The non-lifetime excess withdrawal will reduce the Non-Lifetime Annual Benefit Amount in the same proportion as the Contract Value is reduced by the non-lifetime excess withdrawal. The Contract Value prior to the non-lifetime excess withdrawal was $425,000 - $35,000 = $390,000. The $15,000 non-lifetime excess withdrawal reduces the Contract Value by $15,000 / $390,000 = 3.85%. Therefore, the Non-Lifetime Annual Benefit Amount is reduced by $35,000 x 3.85% = $1,346. The new Non-Lifetime Annual Benefit Amount is equal to $35,000 - $1,346 = $33,654.

Due to the withdrawal, the GMAB Benefit Base will be reduced in the same proportion as the Contract Value is reduced by the withdrawal. The $50,000 withdrawal reduces the Contract Value by $50,000 / $425,000 = 11.76%. Therefore, the GMAB Benefit Base is reduced by $500,000 x 11.76% = $58,824. The new GMAB Benefit Base is equal to $500,000 - $58,824 = $441,177.

Example 3

Assume that the Contract Value is equal to $600,000 and the GMWB Benefit Base is equal to $478,365 on 12/18/2010 (Youngest Covered Person reaches GMWB Benefit Eligibility Age). Assuming you have not opted-out of the GMWB Automatic Step-Up, calculate the GMWB Benefit Base, the Lifetime Annual Benefit Amount, the Non-Lifetime Annual Benefit Amount and the GMAB Benefit Base.

The Contract Value is greater than the GMWB Benefit Base, therefore the GMWB Benefit Base will automatically be increased to equal the Contract Value. The GMWB Benefit Base after the Step-Up is equal to $600,000.

The Lifetime Annual Benefit Amount is equal to the Lifetime Annual Benefit Percentage (5%) multiplied by the lesser of the GMWB Benefit Base and the Contract Value or 5% x $600,000 = $30,000.

The Non-Lifetime Annual Benefit Amount is unchanged at $33,654.

The GMAB Benefit Base is unchanged at $441,177.

Example 4

Assume $50,000 withdrawal on 01/01/2011. Assume the Contract Value prior to the withdrawal is equal to $425,000. Calculate the GMWB Benefit Base, the Lifetime Annual Benefit Amount, the Non-Lifetime Annual Benefit Amount, and the GMAB Benefit Base.

Due to the withdrawal, the GMWB Benefit Base will be reduced dollar-for-dollar for the withdrawal up to the greater of the Lifetime Annual Benefit Amount and the Non-Lifetime Annual Benefit Amount (Max ($30,000, $33,654)) and then in the same proportion as the Contract Value is reduced by the excess withdrawal. Therefore, the GMWB Benefit Base is first reduced by $33,654 dollar for dollar ($600,000 - $33,654 = $566,346). The Contract Value prior to the excess withdrawal was $425,000 - $33,654 = $391,346. The $16,346 excess withdrawal reduces the Contract Value by $16,346 / $391,346 = 4.18%. Therefore, the GMWB Benefit Base is further reduced by $566,346 x 4.18% = $23,656. The new GMWB Benefit Base is equal to $566,346 - $23,656 = $542,690.

The amount withdrawn in excess of the Lifetime Annual Benefit Amount is $50,000
- $30,000 = $20,000. The lifetime excess withdrawal will reduce the Lifetime Annual Benefit Amount in the same proportion as the Contract Value is reduced by the lifetime excess withdrawal. The Contract Value prior to the lifetime excess withdrawal was $425,000 - $30,000 = $395,000. The $20,000 lifetime excess withdrawal reduces the Contract Value by $20,000 / $395,000 = 5.06%. Therefore, the Lifetime Annual Benefit Amount is reduced by $30,000 x 5.06% = $1,519. The new Lifetime Annual Benefit Amount is equal to $30,000 - $1,519 = $28,481.

The amount withdrawn in excess of the Non-Lifetime Annual Benefit Amount is $50,000 - $33,654 = $16,346. The non-lifetime excess withdrawal will reduce the Non-Lifetime Annual Benefit Amount in the same proportion as the Contract Value is reduced by the non-lifetime excess withdrawal. The Contract Value prior to the non-lifetime excess withdrawal was $425,000 - $33,654 = $391,346. The $16,346 non-lifetime excess withdrawal reduces the Contract Value by $16,346 / $391,346 = 4.18%. Therefore, the Non-Lifetime Annual Benefit Amount is reduced by $33,654 x 4.18% = $1,406. The new Non-Lifetime Annual Benefit Amount is equal to $33,654 - $1,406 = $32,248.

The GMAB Benefit Base will be reduced in the same proportion as the Contract Value is reduced by the withdrawal. The $50,000 withdrawal reduces the Contract Value by $50,000 / $425,000 = 11.76%. Therefore, the GMAB Benefit Base is reduced by $441,177 x 11.76% = $51,903. The new GMAB Benefit Base is equal to $441,177 - $51,903 = $389,273.

                         Phoenix Life Insurance Company

                                   [Secretary]